As filed with the Securities and Exchange Commission on March 30, 2016

Registration No. 333-51318

Registration No. 333-107077

Registration No. 333-140535

Registration No. 333-158800

Registration No. 333-161265

Registration No. 333-176978

Registration No. 333-181164

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 To:

Form S-3 Registration Statement No. 333-51318

Form S-3 Registration Statement No. 333-140535

Form S-3 Registration Statement No. 333-158800

Form S-3 Registration Statement No. 333-161265

Form S-3 Registration Statement No. 333-176978

Form S-3 Registration Statement No. 333-181164

Post-Effective Amendment No. 2 To:

Form S-3 Registration Statement No. 333-107077

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IRC Retail Centers Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	36-3953261
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

814 Commerce Drive, Suite 300

Oak Brook, Illinois 60523

(888) 331-4732

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark E. Zalatoris

President and Chief Executive Officer

814 Commerce Drive, Suite 300

Oak Brook, Illinois 60523

(888) 331-4732

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

with a copy to:

Michael J. Choate, Esq.

Proskauer Rose LLP

70 West Madison

Chicago, Illinois 60602-4342

(312) 962-3567

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following registration statements (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by Inland Real Estate Corporation, a Maryland corporation (now known as IRC Retail Centers Inc., the “Company”), with the Securities and Exchange Commission (“SEC”):

•                  Registration Statement on Form S-3 (File No. 333-51318), which was filed with the SEC on December 6, 2000;

•                  Registration Statement on Form S-3 (File No. 333-107077), which was filed with the SEC on July 16, 2003 and amended July 30, 2004;

•                  Registration Statement on Form S-3 (File No. 333-140535), which was filed with the SEC on February 8, 2007;

•                  Registration Statement on Form S-3 (File No. 333-158800), which was filed with the SEC on April 24, 2009;

•                  Registration Statement on Form S-3 (File No. 333-161265), which was filed with the SEC on August 11, 2009 and amended September 3, 2009;

•                  Registration Statement on Form S-3 (File No. 333-176978), which was filed with the SEC on September 23, 2011; and

•                  Registration Statement on Form S-3 (File No. 333-181164), which was filed with the SEC on May 4, 2012 and amended on October 12, 2012 and October 22, 2012.

On March 30, 2016, pursuant to the terms of the Agreement and Plan of Merger, dated as of December 14, 2015, among the Company, DRA Growth and Income Fund VIII LLC, a Delaware limited liability company (“Parent”), DRA Growth and Income Fund VIII (A), LLC, a Delaware limited liability company (together with Parent, “Parent Parties”), and Midwest Retail Acquisition Corp., a Maryland corporation  and an indirect wholly owned subsidiary of the Parent Parties (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving company in the merger (the “Merger”). In connection with the Merger, the Company changed its corporate name from Inland Real Estate Corporation to IRC Retail Centers Inc.

As a result of the Merger, any and all offerings of securities registered pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration all securities registered under the Registration Statements but unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on March 30, 2016.

IRC Retail Centers Inc.

By:	/s/ Mark E. Zalatoris

Name:	Mark E. Zalatoris

Title:	President and Chief Executive Officer